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EXHIBIT 10.15   EXECUTIVE BONUS PLAN


AMERICAN ENVIRONMENTAL ENERGY, INC.
EXECUTIVE BONUS PLAN

1. PURPOSE. The purpose of this Plan is to provide for bonuses to motivate and reward eligible key executives who through industry, ability and exceptional service, contribute materially to the success of the Company.

2. DEFINITIONS. When used herein the following terms shall have the following meanings:

(a) "Affiliate" means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act of 1933, as now in effect or as hereafter amended, including, without limitation, any subsidiary.

(b) "Beneficiary" means the beneficiary or beneficiaries designated by a Participant pursuant to paragraph 5 below to receive the amount, if any, payable under the Plan upon the death of the Participant.

(c) "Board of Directors" means the Board of Directors of the Company.

(d) "CEO" means the Chief Executive Officer of the Company as appointed from time to time. If no CEO has been appointed, then CEO shall mean the most senior executive officer.

(f) "Code" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

(g) "Company" means American Environmental Energy, Inc., a Nevada corporation.

(h) "Committee" means the Compensation Committee of the Board of Directors comprised solely of two outside directors. If no Committee is established, Committee shall mean the entire Board of Directors. Non-Employee Members of the Committee are not eligible to participate in the Plan.

(i) "Covered Employee" means a Participant who is a Covered Employee within the meaning of Section 162(m)(3) of the Code.

(j) "Effective Date" means May 14, 2009.

(k) "Employee" or "Eligible Employee" means an employee who is employed by the Company or its Affiliate at the end of the Plan Year and who has been designated by the CEO as eligible to receive awards hereunder; provided, however, that if in the judgment of the CEO an Employee has made an outstanding contribution to the Company, the Employee or the Employee's Beneficiary may receive a pro rata bonus award notwithstanding the fact that Employee's employment terminated before the end of the Plan Year.

 (l) "Participant" means any Eligible Employee who has been awarded a bonus under paragraph 3 below.

(m) "Performance Goal" means a performance goal based on business criteria established by the Committee in accordance with paragraph 3.

(n) "Plan" means this bonus plan for key executives of the Company as the same may be amended from time to time.

(o) "Plan Administrator" means the CEO, or the Committee may designate to administer the Plan with regard to Employees who are not officers of the Company.

 (p) "Plan Year" means the fiscal year of the Company commencing with the fiscal year ending December 31, 2009.

3. AMOUNT OF BONUS FUND AND ALLOCATION THEREOF.

(b) Amount of Fund. The amount of the fund shall be determined annually within 90 days after the end of the Plan Year and shall be promptly distributed to the Employees, as determined below. The amount of the bonus fund available for bonuses for any Plan Year shall be equal to the sum of:

1. Two percent (2%) of the equity capital or long term debt received by the Company during the Plan Year up to $10,000,000; one and a one-half percent (1.5%) of the equity capital or long term debt received by the Company in excess of $10,000,000 but less than $50,000,000; and one percent (1%) of the equity capital or long term debt received by the Company on amounts over $50,000,000; and

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2. Identical allocation and criterion as in 1 above, applied to the transactional value of any mergers or acquisitions consummated during that bonus pool year; (provided that capital or debt used to consummate mergers and acquisitions shall not be taken into effect with respect to the same transaction more than once in any Plan Year); and

3. An allocation of between five percent (5%) and ten percent (10%) of the equity allocated in formation of any subsidiary or venture, for which a spinoff is, contemplated on either a public or private methodology; and

4. Up to five percent (5%) of annual pre-tax income of the Company.

(b) Allocation. The CEO shall determine in his sole discretion the allocation of individual bonus awards for Eligible Employees by adopting an Appendix to the Plan establishing each Eligible Employee's allocation of the bonus fund and the relevant Performance Goals and business criteria for each Eligible Employee. Any such allocation of bonus awards shall comply with paragraph 3(d).

(c) Adjustments. Performance Goals shall be subject to such adjustments as determined by the CEO to be appropriate (i) in conjunction with an acquisition by the Company or an Affiliate, (ii) in conjunction with any share offering by the Company or (iii) for changes in accounting principles and/or other items that are required by generally accepted accounting principles ("GAAP") to be separately disclosed in the Company's or each Affiliate's financial statements.

(d) Covered Employees.

(i) If and to the extent that the CEO determines that a bonus to be granted under the Plan to a Participant who is designated by the CEO as likely to be a Covered Employee should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such award shall be contingent upon achievement of Performance Goals determined by the Committee.

 (ii) In the case of bonuses granted to Covered Employees under this paragraph 3(d), Performance Goals shall be established not later than 90 days after the beginning of any performance period applicable to the bonus, or at such other date as may be required or permitted for "performance-based compensation" under Code Section 162(m). In addition, the maximum value of a bonus awarded under the Plan to a single Covered Employee may not exceed the greater of $1,000,000 or three time such Employee's annual salary per Plan Year, without approval of the Committee.

 (iii) Prior to payment of any bonus amount under the Plan to a Covered Employee, the CEO shall certify in writing that the Performance Goal(s) and all other material terms stated herein have been attained. For this purpose, the approved minutes of a Committee meeting in which a certification is made shall be treated as a written certification.

4. PAYMENT OF AWARDS.

(a) Payment of Participants' Awards. Settlement of bonuses awarded under the Plan shall be in cash.

(b) Reduction of Bonuses. The CEO may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with a bonus based on the performance of the Employee.

(c) Forfeiture of Bonuses. The CEO shall specify the circumstances in which a bonus awarded under the Plan shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a Plan Year or settlement of the bonus. An approved leave of absence shall not be considered a termination of employment for purposes of eligibility to receive bonuses under the Plan.

5. DESIGNATION OF BENEFICIARIES. Each Participant shall file with the Plan Administrator a written designation of one or more persons as the Beneficiary who shall be entitled to receive the amount, if any, payable under the Plan upon his or her death. A Participant may, from time to time, revoke or change his Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Plan Administrator. The last such designation received by the Plan Administrator shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Plan Administrator prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt.

6. ADMINISTRATION.

(a) The CEO shall have full power and authority to construe, interpret and administer the Plan. All decisions, actions or interpretations by the CEO shall be final, conclusive and binding upon all parties; provided that the Board of Directors may revise, suspend or supersede any allocation or payment. If any person objects to any such decision, action or interpretation, formally or informally, the expenses of the CEO and his agents and counsel shall be chargeable against any amounts due the Participant under the Plan.


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(b) To the maximum extent permitted by applicable law, the CEO and current and past members of the Board of Directors or Committee shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit or proceeding to which such member may be or become a party or in which such member may be or become involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by such member in settlement thereof (with the Company's written approval) or paid by such member in satisfaction of a judgment in any such action, suit or proceeding, except a judgment in favor of the Company based upon a finding of such member's lack of good faith. Indemnification pursuant to this provision is subject to the condition that, upon the institution of any claim, action, suit, or proceeding against such member, such member shall in writing give the Company an opportunity, at its own expense, to handle and defend the same before such member undertakes to handle and defend it on such member's behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such member may be entitled as a matter of law or otherwise, or any power that the Company may have to indemnify or hold such member harmless.

7. AMENDMENT OR TERMINATION.

(a) The CEO, subject to Board approval, reserves the right at any time to amend, suspend, or terminate the Plan in whole or in part and for any reason and without the consent of any Participant or Beneficiary.

(b) Notwithstanding paragraph 7(b), no modification of the Plan by the CEO without approval of the Board of Directors will materially increase the maximum amount allocated to a Covered Employee or render any member of the Committee eligible for a bonus award.

8. GENERAL LIMITATIONS AND PROVISIONS.

(a) The Company or its Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Participant any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to a bonus awarded hereunder.

(b) Nothing contained in the Plan shall give any Employee the right to be retained in the employment of the Company or affect the right of the Company to dismiss or terminate or modify the compensation or benefits of any Employee. The adoption of the Plan shall not constitute a contract between the Company and any Employee. No Employee shall receive any right to be granted an award hereunder nor shall any such award be considered as compensation under any employee benefit plan of the Company except as otherwise determined by the Board.

(c) If the CEO shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due him or her or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative), may, if the CEO so directs the Company, be paid to his or her spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the CEO to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Plan and the Company.

(d) Except insofar as may otherwise be required by law, no amount payable at any time under the Plan shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge, or encumbrance of any kind nor in any manner be subject to the debts or liabilities of any person and any attempt to so alienate or subject any such amount, whether presently or thereafter payable, shall be void. If any person shall attempt to, or shall, alienate, sell, transfer, assign, pledge, attach, charge, or otherwise encumber any amount payable under the Plan, or any part thereof, or if by reason of his or her bankruptcy or other event happening at any such time such amount would be made subject to his or her debts or liabilities or would otherwise not be enjoyed by him or her, then the CEO, if he so elects, may direct that such amount be withheld and that the same or any part thereof be paid or applied to or for the benefit of such person, his or her spouse, children or other dependents, or any of them, in such manner and proportion as the CEO may deem proper.

(e) The Participant shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations hereunder. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and the Employee or any other person. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid in cash from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payments of such amounts.

(f) The Plan shall be governed by and construed in accordance with the laws of the State of California (but excluding the choice of law rules thereof).


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